Exhibit 5.1

Asia Pacific Bangkok Beijing Brisbane	Baker & McKenzie LLP 815 Connencticut Ave NW, Washington DC, 20006 United States Tel: +1 202 452 7000 Fax: +1 202 452 7074 www.bakermckenzie.com

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta*

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East &
Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

Latin America

Bogota

Brasilia**

Buenos Aires

Caracas

Guadalajara

Juarez

Lima

Mexico City

Monterrey

Porto Alegre**

Rio de Janeiro**

Santiago

Sao Paulo**

Tijuana

Valencia

North America

Chicago

Dallas

Houston

Miami

New York

Palo Alto

San Francisco

Toronto

Washington, DC

*  Associated Firm

**In cooperation with Trench,
Rossie Watanabe Advogados

September 14, 2021

Sotherly Hotels Inc.

Sotherly Hotels LP

306 South Henry Street

Suite 100

Williamsburg, Virginia 23185

RE: Registration Statement on Form S-11

Ladies and Gentlemen:

We have acted as counsel for Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”) and its sole general partner, Sotherly Hotels Inc., a Maryland corporation (the “Company”), in connection with the offer and sale by the Operating Partnership of its Senior Unsecured Notes due 2026(the “Notes”), in the aggregate principal amount of up to $57,500,000, which Notes are fully and unconditionally guaranteed by the Company (the “Note Guarantee” and collectively with the Notes, the “Securities”). The offering is being conducted as a public offering pursuant to a registration statement on Form S-11, as may be amended from time to time (File Nos. 333-258195 and 333-258195-01) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by the Company and the Operating Partnership with the Securities and Exchange Commission (the “SEC”).

The Securities are to be (A) issued pursuant to an Indenture dated as of February 12, 2018 (the “Indenture”) , among the Operating Partnership, the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), filed as Exhibit 4.1 to a current report on Form 8-K of the same date, as amended and supplemented by the Second Supplemental Indenture in the form filed as Exhibit 4.2 to the Registration Statement (the “Second Supplemental Indenture”), among the Operating Partnership, the Company and the Trustee; and (B) sold pursuant to an underwriting agreement, in the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), among the Operating Partnership, the Company and Piper Sandler & Co., as representative of the several underwriters named therein (the “Underwriters”). Unless otherwise defined herein, each capitalized term used herein that is defined in the Underwriting Agreement has the meaning given such term in the Underwriting Agreement.

In reaching the opinions set forth herein, we have reviewed copies of the Underwriting Agreement, the Registration Statement, including the exhibits thereto, and we have examined the originals, or photostatic or certified copies, of the minutes of the meetings and written resolutions of the Board of Directors of the Company, or its committees and the sole general partner of the Operating Partnership as provided to us by the

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.

Company, the Articles of Amendment and Restatement, as amended, and by-laws of the Company, the Agreement of Limited Partnership of the Operating Partnership, each as restated and/or amended to date, and of such other agreements, certificates of public officials and officers of the Company, records, documents and matters of law that we have deemed relevant and necessary as the basis of the opinions set forth below. In such review, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company and the Operating Partnership.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so, (v) each person signing in a representative capacity (other than on behalf of the Company or the Operating Partnership) any document reviewed by us had authority to sign in such capacity and (vi) the Securities will be issued and sold in the manner stated in the Registration Statement.

Based upon and subject to the foregoing, we are of the opinion that the Securities have been duly and validly authorized, and the Indenture has been duly authorized and executed, and when (i) the Second Supplemental Indenture has been duly authorized, executed and delivered by the Trustee and duly executed and delivered by the Operating Partnership and the Company, (ii) the Registration Statement has been declared effective and the Trustee has been qualified to act as such under the Trust Indenture Act of 1939, as amended, and (iii) the Securities have been issued in accordance with the terms of the Indenture, the Second Supplemental Indenture and any resolutions adopted by the Company or a duly authorized committee thereof relating thereto, the Securities will constitute valid and binding obligations of the Operating Partnership and the Company, as applicable, enforceable against the Operating Partnership and the Company, as applicable, in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, liquidation, moratorium, and other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indenture or Second Supplemental Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The opinions expressed above are limited in all respects to the Delaware Revised Uniform Limited Partnership Act, the corporate law of the State of Maryland and the law of the State of New York, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws, and we do not express any opinions as to the laws of any other jurisdiction.

This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Baker & McKenzie LLP

BAKER & McKENZIE LLP